Exhibit 10.1

RUBICON FINANCIAL INCORPORATED
18871 MACARTHUR BOULEVARD, FIRST FLOOR
IRVINE, CALIFORNIA 92612

Via Electronic Mail
Scherlis Family LLC
201 Governors Drive
Suite 400
Huntsville, AL  35801

Re:           Promissory Note

Dr. Scherlis:

Reference is hereby made to that certain Promissory Note dated May 18, 2015 (the “Note”) in the principal amount of $250,000 payable to Scherlis Family LLC by Rubicon Financial Incorporated (“Rubicon”). Rubicon hereby requests an extension of the maturity date through the amendment of Section 2 of the Note as set forth below:

2.           Amount and Payment. The principal amount (“Principal Amount”) of this Promissory Note (the “Note”) is Two Hundred Fifty Thousand Dollars ($250,000.00). This Note shall bear interest on the unpaid Principal Amount at the rate of six percent (6%) per annum (“Interest”). The entire Principal Amount and accrued Interest shall be due and payable on the earlier of (i) concurrent with the closing of the sale of 20% of Maker’s ownership interest in U.S. Financial Services, Inc. (f/k/a Newport Coast Securities, Inc.) to a to be formed Delaware limited liability company, which is anticipated to occur on or before August 14, 2015, or (ii) August 30, 2015.

The undersigned hereby requests that you execute below agreeing and acknowledging to the above amendment and return this signed letter agreement by way of email. Thank you.

RUBICON FINANCIAL INCORPORATED

By: /s/ Joseph Mangiapane, Jr.
Name; Joseph Mangiapane, Jr.
Title: CEO
AGREED AND ACKNOWLEDGED:

SCHERLIS FAMILY LLC

By: /s/ Morris Scherlis MD
Name: Morris Scherlis MD
Title: Principal